Lexaria, Corp. to Present on Cannabis Investor Webcast Tomorrow

Kelowna, BC / October 7, 2015 / Lexaria, Corp. (LXRP) (CSE: LXX) a food sciences company is pleased to announce that John Docherty, President will be presenting on the Cannabis Investor Webcast (www.cannawebcast.com) on Thursday, October 8, 2015 at 5:00 PM EDT (2:00 PM PDT).

"We're delighted to welcome back Lexaria~~,~~ Corp. to present to our online audience of investors, analysts, entrepreneurs, media, and consumers," said Derwin A. Wallace, Founder of Cannabis Investor Webcast. “Our audience is eager to see industry companies that have solid business models and that are generating revenues.”

The Cannabis Investor Webcast includes presentations from privately-held and publicly-traded industry companies and industry professionals. Lexaria, Corp’s LIVE presentation will be 30-minutes long, followed by 15-minutes of real-time Q&A. The Cannabis Investor Webcast is a great opportunity for the audience to research Lexaria, Corp. without taking time-off from work, paying registration fees or incurring travel-related expenses.

"Lexaria, Corp. presented on the Cannabis Investor Webcast in March, since then we have reached some major milestones," said John Docherty, President of Lexaria Corp. “Our presentation will give us an opportunity to update the audience on recent developments, like our new protein energy bar. In addition, we will give an overview of our technology and our team.”

Investors, analysts, entrepreneurs, media, and consumers who want to learn more about our ViPova-brand Tea, or Lexaria Energy nutrition products, can attend the free online webcast by clicking on the link http://www.cannawebcast.com and visit the Registration Page. To view the recording of the webcast please click on this link www.youtube.com two weeks after the presentation and search for Cannabis Investor Webcast.

About Lexaria, Corp.

Lexaria, Corp. is a food sciences company focused on the delivery of hemp oil compounds procured from legal, agricultural hemp seed oil, through gourmet foods products based upon its proprietary infusion technologies. Lexaria Corp. is focused on your comfort and well-being. Lexaria Corp’s common shares are quoted in the USA with the symbol LXRP and in Canada with the symbol LXX. The company searches for projects that could provide potential above-market shareholder value. To learn more about Lexaria Corp. please visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: the launching of the new Lexaria Energy10 bar on or near November 3, 2015. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, hemp oil sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will not need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. There is no assurance that the cannabinoid/lipid infusion technology will provide any increase in bioavailability to any individual person. There is no assurance that any patent application in the USA or any other nation or under any treaty will result in the award of an actual patent; nor that an award of any actual patent will protect against challenges from unknown third parties. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products and Lexaria Energy products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.